Exhibit 8.2

[JACKSON KELLY PLLC LETTERHEAD]

March 12, 2007

MP Environmental Funding LLC
2215-B Renaissance Drive, Suite #5
Las Vegas, Nevada 89119

Re:	MP Environmental Funding LLC $350,000,000 Senior Secured Sinking Fund Environmental Control Bonds, Series A

Ladies and Gentlemen:

We have acted as local counsel in the State of West Virginia (the "State") to MP Environmental Funding LLC (the “Issuer”) in connection with the preparation of the Material West Virginia Tax Consequences section of the Registration Statement on Form S-1 (Registration No. 333-139820), as amended (the "Registration Statement"), filed by the Issuer with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to environmental control bonds (the "Environmental Control Bonds") of the Issuer to be offered in such manner as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Environmental Control Bonds are to be issued under an Indenture, as supplemented by one or more series supplements thereto (the "Indenture"), between the Issuer and U.S. Bank National Association, a national banking association, as indenture trustee ("Indenture Trustee"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Indenture.

In connection with the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Financing Act; and (c)  the Financing Order. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of these documents, we have assumed: 1) that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder; 2) the due authorization thereof by all requisite action, corporate or other; 3) the validity and binding effect thereof upon such parties; and 4) the enforceability thereof against such parties.

We express no opinion herein as to federal law or the laws of any jurisdiction other than the State of West Virginia. This opinion is being delivered to you in connection with the Registration Statement.

We are providing this opinion to advise you with respect to certain state tax aspects under West Virginia law of the proposed issuance of the

Bonds pursuant to the Indenture that are described in the discussion of material West Virginia tax consequences to holders of the Bonds that appears under the heading "Material West Virginia Tax Consequences" in the Registration Statement. Such discussion does not purport to address all possible tax ramifications under West Virginia law of the proposed issuance of the Bonds.

Based upon and subject to the foregoing, we hereby adopt and confirm to you our opinion as set forth under the heading "Material West Virginia Tax Consequences" in the Registration Statement.

This opinion letter is solely for your benefit and may not be relied on or used by, circulated, quoted, or referred to, nor may any copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

We hereby consent to your filing this opinion as an Exhibit to the Registration Statement and to the use of our name and to disclosure regarding this opinion under the heading "Material West Virginia Tax Consequences" in the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ JACKSON KELLY PLLC